EXHIBIT 99.2
NONDISCLOSURE, NONCOMPETITION AND NONSOLICITATION AGREEMENT

PARTIES:	Scott Dorfman (“Stakeholder”)

GSI Commerce, Inc.
a Delaware corporation (“GSI”)
935 First Avenue
King of Prussia, PA 19406

DATE:	October 5, 2008
BACKGROUND
     A. GSI and Innotrac Corporation, a Georgia corporation (the “Company”), intend to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides for Bulldog Acquisition Corp., a wholly-owned subsidiary of GSI, to be merged with and into the Company (the “Merger”). Following the Merger, GSI will own all of the outstanding stock of the Company.
     B. Stakeholder owns approximately forty six percent (46%) of the issued and outstanding capital stock of the Company and desires that the Merger be completed.
     C. As contemplated by the Merger Agreement, the Company will become a wholly owned subsidiary of GSI and will carry on the business being conducted by the Company before the Merger.
     Now, Therefore, in consideration of the recitals stated above and the promises, agreements and covenants hereinafter contained, and intending to be legally bound hereby, the parties agree as follows:
     1. Definitions.
          (a) “Closing Date” means the date of the consummation of the Merger.
          (b) “GSI Group” means GSI and all existing and future subsidiaries of GSI including the Company.
          (c) “Business” means the provision of order processing, fulfillment and/or customer care services as a third-party service provider to e-commerce and other direct-to-consumer businesses.
          (d) “including” means including without limitation.

     2. Acknowledgment. The Stakeholder acknowledges that:
          (a) The GSI Group expends substantial time and money, on an ongoing basis, to train its employees, maintain and expand its customer base, and improve and develop its products, services, software, technology and databases;
          (b) During Stakeholder’s tenure as a creditor, shareholder, employee and/or director of the Company before the Merger, and during such Stakeholder’s tenure as an employee of the GSI Group after the Merger, Stakeholder has had and may continue to have access to, receive, learn, develop and/or conceive Proprietary Information of the Company and its affiliates and/or the GSI Group; such Proprietary Information is for the benefit of the Company’s and its affiliates’ and/or GSI Group’s competitive position in the marketplace; and such Proprietary Information could be useful to competitors of the Company and its affiliates and/or the GSI Group;
          (c) The execution and delivery of this Nondisclosure, Noncompetition and Nonsolicitation Agreement (the “Agreement”) is a condition to GSI’s execution and delivery of the Merger Agreement and its obligation to consummate the Merger and grant Stakeholder restricted stock award with a value of $2.5 million at the time of grant and that he will benefit from the Merger and the grant of the restricted stock award.
          (d) The covenants of this Agreement (the “Covenants”) are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of the Company and the GSI Group in acquiring the Company; and
          (e) In connection with the consummation of the Merger, the Stakeholder will receive consideration having a significant economic value.
     3. Nondisclosure. At all times after the Closing Date, except with the express prior written consent of an executive officer of GSI or in connection with the proper performance of services under his Employment Agreement, Stakeholder will not, directly or indirectly, communicate, disclose or divulge to any Person, or use for the benefit of any Person, any Proprietary Information or any Third Party Information. “Proprietary Information” means any and all confidential and/or proprietary knowledge, data or information of the Company or GSI or any of their affiliates, no matter when or how acquired. By way of illustration, but not limitation, Proprietary Information includes (i) Inventions; (ii) the terms and details of contracts and arrangements with and proposals to any customers of the Company or its affiliates (“Customers”) and any prospective Customers or any entities for which GSI or its affiliates operate e-commerce businesses or provide marketing services (“Partners”) and any prospective Partners; (iii) personal, financial and other information obtained from customers of Customers or Partners (“Consumers”); (iv) non-public pricing information, vendor prices, buying and pricing strategies and merchandise plans, including the terms of contracts and arrangements with vendors; (v) promotional, marketing and advertising strategies and plans, including the terms of contracts and arrangements relating to promotions, marketing and advertising; (vi) non-public financial and statistical information relating to the Company or GSI or any of their affiliates, or the Business operated by the Company and its affiliates or the business and the e-commerce businesses operated by GSI and its affiliates, including budgets, financial and business forecasts, expansion plans and business strategies; and (vii) information regarding the skills and compensation of other employees of the Company and GSI and their affiliates. For purposes of this Section 3, Proprietary Information will not include any information which is now known by or available to the general public or generally in the industry, which becomes known by or available to the general public or generally in the industry other than as a result of a breach of this Agreement by Stakeholder or which is independently acquired by Stakeholder. “Person” means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, government body, administrative agency, regulatory authority or other entity of any nature. “Third Party Information” means any and all confidential or proprietary data, knowledge and information received from third parties, including Customers and Partners, prospective Customers and Partners and Consumers, subject to a duty on the part of the Company or GSI or any of their affiliates to maintain the confidentiality of such data, knowledge or information and to use it only for certain purposes. “Inventions” means all trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques, whether or not patentable or registrable under copyright or similar statutes.
     4. Non-Competition. Stakeholder acknowledges that the Business of the Company and its affiliates and the business of GSI and its affiliates are highly competitive, that he has Proprietary Information of the Company and its affiliates and Third Party Information of their Customers and Consumers and that as a result of the Company being acquired by GSI, Stakeholder will receive and be privy to Proprietary Information of GSI and its affiliates and Third Party Information of their Partners and Consumers. Stakeholder further acknowledges that the Company and GSI and their affiliates are engaged in the provision of services to support the e-commerce and direct-to-consumer businesses of their Customers and Partners and that due to the nature of such businesses, the work performed by Stakeholder for the Company may not be bound by any geographical or territorial limitations. Accordingly, for four (4) years after the Closing Date (the “Restricted Period”), except with GSI’s express prior written consent, Stakeholder will not, directly or indirectly, in any capacity, for the benefit of any Person:
          (a) Communicate with or solicit any Person who, as of or during the one (1) year prior to the Closing Date, was an employee, consultant, agent or representative of the Company or GSI or any of their affiliates, or who, during the Restricted Period, becomes an employee, consultant, agent or representative of the Company or GSI or any of their affiliates, (i) in any manner which interferes or is likely to interfere with such Person’s relationship with the Company or GSI or any such affiliate, or (ii) in an effort to obtain any such employee as an employee of any other Person or (iii) in an effort to obtain any such consultant, agent or representative as a consultant, agent or representative of any Person which conducts a business competitive with all or any material part of the Business of the Company or its affiliates in the United States or the business of GSI and its affiliates in the United States;

          (b) Communicate with or solicit any Person who, as of or during the one (1) year prior to the Closing Date, was a Partner, Customer, client or prospect of the Company or GSI or any of their affiliates, or who, during the Restricted Period, becomes a Partner, Customer, client or prospect of the Company or GSI or any of their affiliates, (i) in any manner which interferes or is likely to interfere with such Person’s relationship with the Company or GSI or any such affiliate, or (ii) in an effort to obtain any such a Partner, Customer, client or prospect as a partner, customer, client or prospect of any other Person which conducts a business competitive with all or any material part of the Business of the Company or its affiliates in the United States or the business of GSI and its affiliates in the United States; or
          (c) Establish, own, manage, operate or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, agent or representative of, or be a consultant to, any Person which conducts a business competitive with all or any material part of the (i) Business of the Company or its affiliates in the United States, or (ii) the business of GSI or its affiliates in the United States which is substantially similar to the Business of the Company or its affiliates in the United States, or which is not substantially similar to the Business of the Company but in which Stakeholder was involved during his employment with the Company after the Closing Date.
     5. Enforcement of Covenants. Stakeholder expressly acknowledges that the covenants contained in Sections 3 and 4 of this Agreement (“Covenants”) are a material part of the consideration bargained for by GSI and, without the agreement of Executive to be bound by the Covenants, GSI would not have agreed to enter into the Merger Agreement and issue to Stakeholder a restricted stock award. Stakeholder acknowledges that any breach by Stakeholder of any of the Covenants may result in irreparable injury to GSI for which money damages may not adequately compensate. If there is such a breach, GSI will be entitled, in addition to all other rights and remedies which GSI may have at law or in equity, to apply to any competent court in Georgia to have an injunction issued enjoining and restraining Stakeholder and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which Stakeholder or any such other Person may have against GSI will not constitute a defense or bar to the enforcement of any of the Covenants. If GSI must resort to litigation to enforce any of the Covenants which has a fixed term, then such term will be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred or, if later, the last day of the original fixed term of such Covenant. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application will not be affected thereby and will be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination will have the power to reduce or limit such scope, duration, area or other factor, and such Covenant will then be enforceable in its reduced or limited form.

     6. Termination of the Merger Agreement. In the event of the expiration or termination of the Merger Agreement in accordance with its terms, this Agreement also shall terminate immediately, simultaneous therewith, and be of no further force or effect.
     7. Other Provisions.
          (a) Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid. Notices also may be given by prepaid facsimile or by e-mail and shall be effective on the date transmitted if confirmed promptly thereafter by telephone and within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to GSI shall be sent to GSI Commerce, Inc. 935 First Avenue, King of Prussia 19406, Attention: General Counsel; and copies of notices to GSI shall be sent simultaneously to Blank Rome LLP, One Logan Square, Philadelphia, PA, 19103, Attention: Francis E. Dehel, Esquire; facsimile: (215) 832-5532; email: dehel@blankrome.com. Notices to Stakeholder shall be sent to Stakeholder’s address set forth on the first page of this Agreement; and copies of notices to Stakeholder shall be sent simultaneously to David F. Cooper, Kitchens Kelley Gaynes, P.C., 11 Piedmont Center, Suite 900, 3495 Piedmont Road, NE, Atlanta, Georgia 30305; facsimile: (404) 237-4100; email:dcooper@kkgpc.com. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 7(a), provided that any such change of address notice shall not be effective unless and until received.
          (b) Entire Understanding. Stakeholder is or will be entering into an Employment Agreement, with a member of the Company at or after the date of this Agreement (the “Employment Agreement”). The obligations of Stakeholder under the Employment Agreement are in addition to, and not in limitation of, the obligations of Stakeholder under this Agreement. This Agreement and the other agreements referred to herein state the entire understanding among the parties with respect to the subject matter hereof and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
          (c) Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Any waiver on behalf of the Company or any other member of the GSI Group may only be given by an authorized officer of GSI. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of or shall preclude any other for further exercise of, any right, power or remedy.

          (d) Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.
          (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.
          (f) Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.
          (g) References and Capitalized Terms. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Merger Agreement.
          (h) Controlling Law. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of law.
          (i) Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (1) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Georgia and agrees to resolve all disputes in such courts, (2) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Georgia, (3) EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY, (4) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section _7, and (5) the prevailing parties shall be entitled to recover their reasonable attorneys’ fees, costs and disbursements from the other parties (in addition to any other relief to which the prevailing parties may be entitled), with the trier of fact to determine which of the parties prevails on an issue-by-issue basis.
          (j) Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
          (k) Assignment. This Agreement and all obligations hereunder are personal to the Stakeholder and may not be transferred or assigned by the Stakeholder at any time. GSI may assign its rights under this Agreement to any entity in connection with any sale or transfer of all or substantially all of GSI’s assets to such entity.

          (l) Binding Nature. This Agreement will be binding upon the Stakeholder and the Stakeholder’s representatives, executors, administrators, estate, heirs and successors, and will inure to the benefit of GSI and its successors and assigns.
          (m) Advice of Counsel. Stakeholder acknowledges that he has had the benefit of legal counsel in the negotiation of this Agreement.
[Signature page follows]

     In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

GSI COMMERCE, INC.

By:	/s/ Michael R. Conn (Print or Type Name)
Title: Executive Vice President and Chief Financial Officer

/s/ Scott Dorfman

Scott Dorfman